Exhibit 99.3

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]



December 8, 1999

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of Accelr8 Technology Corporation (the Registrant) dated November 29, 1999 and have the following comments:

* With respect to paragraphs one and four and the first two sentences of paragraph two, we agree with the comments.

* With respect to the last sentence in paragraph two and all of paragraph three we advise that, as disclosed in paragraph one of the Form 8-K, subsequent to the issuance of our report, dated September 15, 1998, on the Registrant's financial statements as of and for the years ended July 31, 1998 and 1997 information came to our attention which, had it been known to us, would have affected such report. We also advised the Registrant that such report dated September 15, 1998, should no longer be relied upon or associatd with the Registrant's financial statements.

* We have no basis on which to agree or disagree with the comments in paragraph five.


Yours truly,


/s/  Deloitte & Touche LLP